EXHIBIT 3.01.D



                              State of Delaware

                       Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "QUANTUM RESTAURANT GROUP, INC.", CHANGING ITS NAME FROM "QUANTUM RESTAURANT GROUP INC.," TO "MORTON'S RESTAURANT GROUP, INC.," FILED IN THIS OFFICE ON THE NINTH DAY OF MAY, A.D. 1996, AT 9 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                  [SEAL]            /s/ Edward J. Freel
                                    -----------------------------------------
                                    Edward J. Freel, Secretary of State

2174262 8100                        AUTHENTICATION: 7940060

960134948                           DATE:  05-09-96

                               SECOND AMENDMENT
                                    TO THE
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                        QUANTUM RESTAURANT GROUP, INC.

      Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "GCL"), Quantum Restaurant Group, Inc. (The "Corporation") hereby certifies as follows:

      FIRST: The Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on October 3, 1988 and an Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on June 3, 1992 (the "Amended and Restated Certificate").

      SECOND: The First Amendment to the Amended and Restated Certificate was filed with the Delaware Secretary of State on May 19, 1995.

      THIRD: The Amended and Restated Certificate of the Corporation, as amended heretofore, is hereby further amended as follows:

          Article I of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended so that it shall henceforth read in its entirety as follows:

      "The Name of the Corporation is Morton's Restaurant Group, Inc. (The "Corporation")."

     FOURTH: The foregoing amendment to the Amended and Restated Certificate was duly adopted in accordance with the provisions of Section 242 of the GCL, the board of directors of the Corporation having duly adopted resolutions at a meeting of the board of directors held on January 30, 1996 setting forth such amendment, declaring its advisability and directing that it be considered by the stockholders of the Corporation entitled to vote thereon, such amendment was duly adopted by a majority of the outstanding shares of Common Stock of the Corporation at an annual meeting of the Stockholders held on May 9, 1996.

      IN WITNESS WHEREOF, the undersigned has executed this Second Amendment to the Amended and Restated Certificate of Incorporation as of this 9th day of May, 1996.

                                          By:   /s/ Thomas J. Baldwin

                                             -----------------------------------
                                          Name: Thomas J. Baldwin
                                          Title:      Senior Vice President

                          [SPECIMEN STOCK CERTIFICATE--Front]



COMMON STOCK                                                COMMON STOCK
PAR VALUE $ 0.01                                            PAR VALUE $ 0.01

C 19237NUMBER     [SEAL]                       THIS CERTIFICATE IS TRANSFERABLE
INCORPORATED UNDER THE                              IN BOSTON, MASSACHUSETTS
LAWS OF THE STATE OF                                 OR NEW YORK, NEW YORK
DELAWARE

                         QUANTUM RESTAURANT GROUP, INC.


            This Certifies that                             CUSIP 619429 10 3
                                                            See reverse for
                                                            certain definitions



                                   [SPECIMEN]

            Is the owner of

      [corporate seal]
Quantum Restaurant Group, Inc.
      Corporate Seal
          1988
        Delaware

              FULLY PAID AMD NONASSESABLE SHARES OF COMMON STOCK OF

Quantum Restaurant Group, Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The holder hereof accepts said shares of Common Stock with notice of, and subject to, the provisions of the Corporation's Certificate of Incorporation and By-Laws and all amendments thereto and restatements thereof. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                NAME CHANGED TO MORTON'S RESTAURANT GROUP, INC.

      Dated:

      COUNTERSIGNED AND REGISTERED:
      THE FIRST NATIONAL BANK OF BOSTON,

                        TRANSFER AGENT AND REGISTRAR,

/s/ Mary Penezic             /s/  Agnes Longarzo          /s/ Allen J. Bernstein
- ---------------------        -------------------          ----------------------
AUTHORIZED OFFICER                SECRETARY                    PRESIDENT

                          [SPECIMEN STOCK CERTIFICATE--Back]


                         QUANTUM RESTAURANT GROUP, INC.

     THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common    UNIF GIFT MIN ACT --    Custodian
                                                            --------------------
                                                            (Cust)       (Minor)
     TEN ENT -- as tenants by the                           under Uniform Gifts
                entireties                                  to Minors
                                                            Act
     JT TEN -- as joint tenants with right                     -----------------
               of survivorship and not as                          (State)
               tenants in common

    Additional abbreviations may also be used though not in the above list.

     For value received, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
- ---------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                  ----------------------------------------------
Attorney to transfer the said shares on the books of the within named
Corporation with full power of substitution in the premises.

Dated
      -----------------------



               -------------------------------------------------
                 NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
               CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE
                 OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT
               ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.




IMPORTANT: SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE OR BY A COMMERCIAL BANK OR TRUST COMPANY.


Signature Guaranteed:
                      ---------------------


     This certificate also evidences Rights that entitle the holder hereof to certain rights as set forth in a Rights Agreement between the Company and The First National Bank of Boston, as Rights Agent, dated as of December 15, 1994 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or beneficially owned by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.